SECOND QUARTER 2020  EARNINGS CONFERENCE CALL PRESENTATION 1

SAFE HARBOR This presentation includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Pangaea’s and managements’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Pangaea’s business. These risks, uncertainties and contingencies include: business conditions; weather and natural disasters; changing interpretations of GAAP; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments; requirements or changes adversely affecting the business in which Pangaea is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of logistics and shipping services; general economic conditions; geopolitical events and regulatory changes; and other factors set forth in Pangaea’s filings with the Securities and Exchange Commission and the filings of its predecessors. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that certain of Pangaea’s financial results are unaudited and do not conform to SEC Regulation S-X and as a result such information may fluctuate materially depending on many factors. Accordingly, Pangaea’s financial results in any particular period may not be indicative of future results. Pangaea is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise. 2

BUSINESS HIGHLIGHTS Q2‐2020 Results •Adjusted EBITDA of $10.7 million Consistent  •Net income of $3.0 million •$49.5 million cash, restricted cash and cash  Performance equivalents Fleet Working Fleet •18 drybulk ships and one barge in owned and  controlled fleet during Q2 2020 Operations Extensive and varied  •Operating 40 vessels on average during Q2 2020 •5.6 million tons carried; 101 voyages performed  experience for 51 clients  1) Adjusted EBITDA is a non‐GAAP measure and represents income or loss from operations before depreciation and amortization, loss on sale and  leaseback of vessel, share‐based compensation, and when applicable, loss on impairment of vessels and certain non‐recurring items.  3

DRIVERS OF PERFORMANCE Customer Focus:Long‐term, fixed contract employment and recurring business with new and longstanding customers Targeted Business: Specialty tonnage provides superior returns – 93% premium over average market rates in Q2 – 2020 Rate Environment: The Baltic Dry Index average increased in the fourth quarter compared to prior year. Baltic Dry Index (1) 2500 2000 1500 1000 500 0 (1) Per reported indices 4

FINANCIAL HIGHLIGHTS • Net income attributable to Pangaea Logistics Solutions Ltd. was $3.0 million for three months ended  June 30, 2020 as compared to $4.0 million of net income for the same period of 2019. o Non‐GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd. of $3.7 million  as compared to $3.8 million for the three months ended June 30, 2019. • Net income per share was $0.07 for three months ended June 30, 2020 as compared to earnings per  share of $0.09 for the same period of 2019. • Pangaea's TCE rates were $10,733 for the three months ended June 30, 2020 and $12,933 for the  three months ended June 30, 2019. The market average for the second quarter of 2020 was  approximately $5,548, giving the Company an overall average premium over market rates of  approximately $5,185 or 93%.  • Adjusted EBITDA of $10.7 million for the three months ended June 30, 2020.Total revenue decreased  to $70.4 million for the three months ended June 30, 2020, from $83.3 million for the three months  ended June 30, 2019 due to a decrease in market hire and freight rates. • At the end of the quarter, Pangaea had $49.5 million in cash, restricted cash and cash equivalents.  5

SELECTED INCOME STATEMENT DATA

(in thousands)	Three months ended June 30,		Six months ended June 30,	
	2020	2019	**2020**	2019
	(unaudited)	(unaudited)	**(unaudited)**	(unaudited)
Revenues:				
Voyage revenue	**$ 66,857**	$ 77,430	**$ 153,381**	$ 143,281
Charter revenue	**3,539**	5,861	**12,895**	19,553
	70,396	83,291	**166,276**	162,835
Expenses:				
Voyage expense	**31,758**	37,224	**79,554**	69,399
Charter hire expense	**15,204**	18,317	**47,529**	43,265
Vessel operating expenses	**9,325**	11,075	**19,259**	20,829
General and administrative	**3,872**	5,359	**7,866**	9,393
Depreciation and amortization	**4,346**	4,491	**8,588**	8,869
Loss on impairment of vessels	**1,801**	-	**1,801**	-
Loss on sale of vessels	**297**	-	**219**	-
Total expenses	**66,603**	76,467	**164,816**	151,753
Income from operations	**3,793**	6,824	**1,460**	11,081
Total other expense, net	**(498)**	(1,665)	**(4,934)**	(1,441)
Net income (loss)	**3,295**	5,159	**(3,474)**	9,640
Income attributable to noncontrolling interests	**(290)**	(1,127)	**(316)**	(1,905)
Net income (loss) attributable to Pangaea Logistics Solutions Ltd.	**$ 3,005**	$ 4,033	**$ (3,790)**	$ 7,735
Adjusted EBITDA [1]	**$ 10,658**	$ 11,686	**$ 13,591**	$ 20,996

1) **Adjusted EBITDA** is a non-GAAP measure and represents income or loss from operations before depreciation and amortization, loss on sale and leaseback of vessel, share-based compensation, and when applicable, loss on impairment of vessels and certain non-recurring items.

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SELECTED BALANCE SHEET & CASH FLOW DATA (in thousands) June 30, 2020 December 31, 2019  Current Assets     Cash and cash equivalents $                                       46,993 $                          50,555  Restricted cash                                             1,000                                1,000     Accounts receivable, net                                          18,198                             28,309     Other current assets                                          31,787                             48,091  Total current assets                                          97,978                           127,955 Restricted cash                                             1,500                                1,500 Fixed assets, including finance lease right of use assets, net                                        324,643                           335,090                                          15,391                             15,357 Total assets $                                     439,511 $                        479,903 Current liabilities Accounts payable, accrued expenses and other current liabilities $                                       26,528 $                          39,974 Related party debt                                                243                                   333 Current portion long‐term debt and finance lease liabilities                                          28,418                             35,540 Other current liabilities                                             5,439                             15,008 Total current liabilties                                          60,628                             90,855 Secured long‐term debt and finance lease liabilities, net                                        132,808                           141,148 Other long‐term liabilities                                             5,109                                4,828 Total Pangaea Logistics Solutions Ltd. equity                                        167,825                           170,246 Non‐controlling interests                                          73,142                             72,826 Total stockholders' equity                                        240,967                           243,072 Total liabilities and stockholders' equity$                                      439,511 $                        479,903 Cash flows for the years ended: June 30, 2020 June 30, 2019 Net cash provided by operating activities $ 6,907 $ 19,584 Net cash used in investing activities $ 5,778 $ (33,495) Net cash used in financing activities $ (16,247) $ 1,457 The amounts in the table above have been calculated based on unrounded numbers. Accordingly, certain amounts may not sum due to the effect of rounding.  7

TOTAL SHIPPING DAYS  6,000  5,000  4,000 3,365  2,750   3,000 2,537  2,556  3,003  Days 2,220  1,742  1,977   2,000  1,000 1,820  1,886  1,875  1,703  1,731  1,718  1,573  1,623   ‐ Q3‐18 Q4‐18 Q1‐19 Q2‐19 Q3‐19 Q4‐19 Q1‐20 Q2‐20 Owned Days Charter‐in Days Capital Efficiency: Leveraged owned fleet by chartering‐in market vessels Flexibility: Short‐term charters allow us to react quickly and take advantage of arbitrage opportunities 8

PANGAEA TCE v. AVERAGE MARKET TCE  $18,000 49%  $16,000 16% 21% 32% $2,187   $14,000 68% $2,801  $4,353  $2,440  24%  $12,000 40% 78% $4,268   $10,000 $4,869   $8,000 $4,588  $5,185  $13,728   $6,000 $11,559  $11,395  $10,819   $4,000 $8,665  $7,160  $5,920  $5,548   $2,000  $‐ Q3 ‐ 2018 Q4 ‐ 2018 Q1‐2019 Q2‐2019 Q3‐2019 Q4‐2019 Q1‐2020 Q2‐2020 Pangaea TCE      $13,835              $14,360            $12,029             $12,933      $15,915      $15,172  $10,508             $10,733  Consistently outperforming against average Panamax and Supramax index *Average of the published Panamax and Supramax index net of commission 9

FINANCIAL PERFORMANCE Q3-2018 THROUGH Q2-2020


ADJUSTED EBITDA(1)
20,000
18,000
16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
-
Q3-18 Q4-18 Q1-19 Q2-19 Q3-19 Q4-19 Q1-20 Q2-20


TCE(2)
$18,000
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$-
Q3-18 Q4-18 Q1-19 Q2-19 Q3-19 Q4-19 Q1-20 Q2-20

1) **Adjusted EBITDA** is a non-GAAP measure and represents operating earnings before interest expense, income taxes, depreciation and amortization, share-based compensation, loss on sale and leaseback of vessels and other non-operating income and/or expense, if any.

2) **TCE** is defined as total revenues less voyage expenses divided by the number of shipping days, which is consistent with industry standards. TCE rate is a common shipping industry performance measure used primarily to compare daily earnings generated by vessels on time charters with daily earnings generated by vessels on voyage charters, because charter hire rates for vessels on voyage charters are generally not expressed in per-day amounts while charter hire rates for vessels on time charters generally are expressed in per-day amounts.

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ADJUSTED EARNINGS PER COMMON SHARE Adjusted EPS total of $0.07 for Q2‐2020 Historical Adjusted EPS (1)  0.25 $0.53 $0.39 $0.28  0.20 0.20  0.18  0.18   0.15 0.14   0.10 0.10  0.11  0.10  0.09  0.09   0.05 0.07  0.03   ‐ Q3‐17 Q4‐17 Q1‐18 Q2‐18 Q3‐18 Q4‐18 Q1‐19 Q2‐19 Q3‐19 Q4‐19 Q1‐20 Q2‐20  (0.05) (0.09)  (0.10)  (0.15) (1) Adjusted earnings per share represents net income attributable to Pangaea Logistics Solutions Ltd. plus, when applicable, loss on sale and leaseback of  vessel, loss on impairment of vessel, gains and losses on derivative instruments, and certain non‐recurring charges, divided by the weighted average  number of shares of common stock. 11